UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2025
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact name of registrant as specified in its charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd.,		4th Floor, One Vine Street
Suite 5100		London	Delftseplein 27E
Houston, Texas		W1J0AH	3013AA	Rotterdam
USA	77056	United Kingdom	Netherlands
(Address of principal executive offices) (Zip code)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former name or former address, if changed since last report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At the annual general meeting of shareholders of LyondellBasell Industries N.V. (the “Company”) held on May 23, 2025 (the “Annual Meeting”), shareholders representing 294,317,167 shares of the Company, or approximately 91.57% of shares entitled to vote at the Annual Meeting, were present in person or by proxy. The Company’s shareholders voted on and approved each of the matters set forth below.
Proposal 1

The election of 12 director nominees to serve as members of the board of directors of the Company until the annual general meeting of shareholders in 2026 was approved based on the following votes:

	FOR	AGAINST	WITHHOLD	BROKER NON-VOTES
Jacques Aigrain	266,323,365	9,910,055	171,016	17,912,731
Lincoln Benet	273,665,875	2,569,803	168,758	17,912,731
Robin Buchanan	270,066,585	6,149,424	188,427	17,912,731
Anthony Chase	274,419,793	1,724,056	260,587	17,912,731
Robert Dudley	275,663,670	587,140	153,626	17,912,731
Claire Farley	270,818,537	5,414,887	171,012	17,912,731
Rita Griffin	271,013,292	5,151,267	239,877	17,912,731
Michael Hanley	275,314,024	922,863	167,549	17,912,731
Virginia Kamsky	274,683,772	1,307,733	412,931	17,912,731
Bridget Karlin	274,439,900	1,622,259	342,277	17,912,731
Albert Manifold	273,494,353	2,744,983	165,100	17,912,731
Peter Vanacker	275,413,428	779,114	211,894	17,912,731
Proposal 2
The discharge of directors from liability was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
273,670,950	1,509,190	1,224,296	17,912,731

Proposal 3
The adoption of the Company’s Dutch statutory annual accounts for the year ended December 31, 2024 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
292,530,593	525,646	1,260,928

Proposal 4

The appointment of PricewaterhouseCoopers N.V. as the auditor of the Company’s Dutch statutory annual accounts for the year ending December 31, 2025 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
290,121,046	4,006,033	190,088
Proposal 5

The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
290,141,859	3,990,354	184,954
Proposal 6

An advisory resolution approving the compensation of the Company’s Named Executive Officers was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
265,325,326	10,567,631	511,479	17,912,731
Proposal 7

The authorization of the Board to repurchase up to 10% of the Company’s issued share capital, at prices ranging from the nominal value of the shares up to 110% of the market price for the shares, until November 23, 2026 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
293,368,709	380,662	567,796
Proposal 8

The cancellation of all or a portion of shares held in or repurchased into the Company’s treasury account was approved based on the following votes:

FOR	AGAINST	ABSTAIN
293,303,902	632,767	380,498

Item 8.01.     Other Events.
As discussed under Item 5.07 above, at the Annual Meeting, the Company’s shareholders approved a new share repurchase program authorizing the Company to repurchase up to 10% of the Company’s issued share capital as of the date of the Annual Meeting, or 34,042,250 shares, until November 23, 2026. The repurchases may be executed from time to time through open market or privately negotiated transactions, and the amount and timing of any future share repurchases will depend on, and be subject to, market conditions, general economic conditions, applicable legal requirements and other corporate considerations. The share repurchase program may be suspended or discontinued at any time and does not obligate the Company to acquire any particular number of shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	May 23, 2025
		By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President
and General Counsel